EXHIBIT 23.2

                               STEVEN HOLLAND, CPA
                        3914 MURPHY CANYONRD., STE. A126
                              SAN DIEGO, CA. 92123
                                 (619) 279-1640


I have prepared the attached audited financial statements for Innovative Medical Services for the fiscal years ended July 31, 1998 and 1997 contained in the Company's annual report on Form 10-ksb for the fiscal year ended July 31, 1998 and do hereby consent to their inclusion with the company's intended registration statement on Form
S-8.


/s/STEVEN HOLLAND
-----------------
Steven Holland, CPA


December 21, 1998